Exhibit 99.3

Ikena Oncology Announces $40 Million Underwritten Offering

BOSTON—May 15, 2023 —Ikena Oncology, Inc. (Nasdaq: IKNA, “Ikena”, “Company”), a targeted oncology company forging new territory in patient-directed cancer treatment, announced today the pricing of an underwritten offering of 6,110,000 shares of common stock (the “Shares”) at an offering price of $6.550 per share. The gross proceeds to the Company, before deducting the underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $40 million. The offering is expected to close on or about May 17, 2023, subject to satisfaction of customary closing conditions. The Company anticipates the net proceeds of the offering, together with existing cash, cash equivalents and investments, to further its ongoing clinical development of targeted oncology programs and advance them to clinical data read outs beyond the initial data for the monotherapy portion of the ongoing IK-930 Phase 1 clinical trial in the fourth quarter of 2023 and initial clinical data for IK-595, in addition to working capital, capital expenditures and other general corporate purposes. The financing was co-led by a new healthcare dedicated investor and included additional new investors, Acuta Capital Partners, Adage Capital, and Vestal Point Capital, as well as participation from existing investors.

TD Cowen and William Blair are acting as joint book-runners for the offering and H.C. Wainwright & Co. is acting as lead manager for the offering.

A shelf registration statement on Form S-3 (File No. 333-264517) relating to the offering of the securities described above was filed with the Securities and Exchange Commission (“SEC”) on April 27, 2022 and became effective on May 5, 2022. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A prospectus supplement and accompanying prospectus relating to the shares of common stock being offered was filed with the SEC on May 15, 2023. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained on the SEC’s website at http://www.sec.gov or from Cowen and Company, LLC, Attn: Cowen and Company, LLC, , 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926. These copies may also be obtained by contacting William Blair & Company, L.L.C. at 150 North Riverside Plaza, Chicago, Illinois 60606, Attention: Prospectus Department, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ikena Oncology

Ikena Oncology™ is focused on developing differentiated therapies for patients in need that target nodes of cancer growth, spread, and therapeutic resistance in the Hippo and RAS onco-signaling network. The Company’s lead targeted oncology program, IK-930, is a TEAD1 selective Hippo pathway inhibitor, a known tumor suppressor pathway that also drives resistance to multiple targeted therapies. The Company’s additional research spans other targets in the Hippo pathway as well as the RAS signaling pathway, including developing IK-595, a novel MEK-RAF inhibitor. Additionally, IK-175, an AHR antagonist, is being developed in collaboration with Bristol Myers Squibb. Ikena aims to utilize their depth of institutional knowledge and breadth of tools to efficiently develop the right drug using the right modality for the right patient. To learn more, visit www.ikenaoncology.com or follow us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, the Company’s expectations regarding the completion of the offering. Important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: risks and uncertainties related to market and other conditions and the satisfaction of customary closing conditions related to the offering. A further list and description of these and other factors, risks and uncertainties can be found in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is on file, which we filed with the Securities and Exchange Commission on May 15, 2023, the prospectus supplement related to this offering and subsequent filings. Forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaim any obligation to update any forward-looking statements.

Investor Contact:

Rebecca Cohen

Ikena Oncology

rcohen@ikenaoncology.com

Media Contact:

Luke Shiplo

LifeSci Communications

lshiplo@lifescicomms.com